Putnam Global Income Trust 041
10/31/02 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		3,643
Class B		   707
Class C		     22

72DD2	(000s omitted)

Class M		1,901


73A1

Class A		0.467
Class B		0.388
Class C		0.387

73A2

Class M		0.443


74U1	(000s omitted)

Class A		8,703
Class B		2,598
Class C		     92

74U2	(000s omitted)

Class M		3,856


74V1

Class A		11.39
Class B		11.36
Class C		11.37

74V2

Class M		11.33